Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D, dated November 6, 2020, with respect to the ordinary shares of Galecto, Inc., is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. Each of the undersigned agrees to be responsible for the timely filing of this Statement, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 6th day of November 2020.

ORBIMED ADVISORS LLC

By:	/s/ Jonathan T. Silverstein
Name: Jonathan T. Silverstein
Title: Member

ORBIMED CAPITAL GP VII LLC

By:	ORBIMED ADVISORS LLC, its managing member

By:	/s/ Jonathan T. Silverstein
Name: Jonathan T. Silverstein
Title: Member of OrbiMed Advisors LLC

ORBIMED GENESIS GP LLC

By:	ORBIMED ADVISORS LLC, its managing member

By:	/s/ Jonathan T. Silverstein
Name: Jonathan T. Silverstein
Title: Member of OrbiMed Advisors LLC

ORBIMED CAPITAL LLC

By:	/s/ Jonathan T. Silverstein
Name: Jonathan T. Silverstein
Title: Member

ORBIMED ADVISORS ISRAEL II LIMITED

By:	/s/ Jonathan T. Silverstein
Name: Jonathan T. Silverstein
Title: Director

ORBIMED ISRAEL GP II, L.P.

By:	ORBIMED ADVISORS ISRAEL II LIMITED, its general partner

By:	/s/ Jonathan T. Silverstein
Name: Jonathan T. Silverstein
Title: Director of OrbiMed Advisors Israel II Limited